EXHIBIT 10

                         CIGNA LONG-TERM INCENTIVE PLAN
            (As Amended and Restated effective as of January 1, 2000)

                                    ARTICLE 1
                              Statement of Purpose

The CIGNA Long-Term Incentive Plan (the "Plan") is intended to:

(a) Provide incentives for and reward key employees of the Company by providing them with an opportunity to acquire an equity interest in CIGNA Corporation, thereby increasing their personal interest in its continued success and progress;

(b) Aid the Company in attracting and retaining key personnel of exceptional ability;

(c) Supplement and balance the Company's salary and incentive bonus programs in support of CIGNA Corporation's long-term strategic plans;

(d) Motivate and reward the maximization of CIGNA Corporation's long-term financial results; and

(e)  Encourage decisions and actions by senior level Company executives that are
     consistent   with  the   long-range   interests   of  CIGNA   Corporation's
     shareholders.

The Plan is an amendment and restatement as of the Effective Date of the CIGNA Long-Term Incentive Plan.


                                    ARTICLE 2
                                   Definitions

Except as otherwise provided in the Plan or unless the context otherwise requires, the terms defined below shall have the following meanings under the
Plan:

2.1 "Board" -- the board of directors of CIGNA Corporation or any duly authorized committee of that board.

2.2  "CEO" -- the Chief Executive Officer of CIGNA Corporation.

2.3  "Change of Control" --

     (a) A corporation, person or group acting in concert, as described in Exchange Act Section 14(d)(2), holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of preferred or common shares of CIGNA Corporation having voting power which is either (1) more than 50% of the voting power of the shares which voted in the election of directors of CIGNA



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          Corporation at the shareholders'  meeting  immediately  preceding such determination, or (2) more than 25% of the voting power of CIGNA Corporation's outstanding common shares; or

     (b) As a result of a merger or consolidation to which CIGNA Corporation is a party, either (1) CIGNA Corporation is not the surviving corporation or (2) Directors of CIGNA Corporation immediately prior to the merger or consolidation constitute less than a majority of the board of directors of the surviving corporation; or

     (c) A change occurs in the composition of the Board at any time during any consecutive 24-month period such that the "Continuity Directors" cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence "Continuity Directors" shall mean those members of the Board who either: (1) were directors at the beginning of such consecutive 24-month period; or (2) were elected by, or on nomination or recommendation of, at least a majority (consisting of at least nine directors) of the Board.

2.4  "Code" -- the Internal Revenue Code of 1986, as amended.

2.5 "Committee" -- the Board's People Resources Committee or any successor committee with responsibility for compensation. The number of Committee members and their qualifications shall at all times be sufficient to meet the requirements of SEC Rule 16b-3 and Code Section 162(m).

2.6 "Common Stock" -- the common stock, par value $0.25 per share, of CIGNA Corporation.

2.7  "Company"  --  CIGNA  Corporation,  a  Delaware  corporation,   and/or  its
     Subsidiaries.

2.8 "Deferred Compensation Plan" -- a Company deferred compensation plan or another arrangement of the Company which has been designated by the Committee as a "Deferred Compensation Plan" for purposes of this Plan.

2.9 "Disability" -- permanent and total disability as defined in Code Section 22(e)(3).

2.10 "Early Retirement" -- a Termination of Employment, after appropriate notice to the Company, (a) on or after age 55 and before age 65 with eligibility for immediate annuity benefits under a qualified pension or retirement plan of the Company, or (b) upon such terms and conditions approved by the Committee or officers of the Company designated by the Board or the Committee.




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2.11 "Effective Date" - January 1, 2000, subject to approval by the shareholders of CIGNA Corporation.

2.12 "Eligible Employee" -- a salaried officer or other key employee of the Company.

2.13 "Exchange Act" -- the Securities Exchange Act of 1934, as amended.

2.14 "Fair Market Value" -- the average of the highest and lowest quoted selling prices as reported on the Composite Tape (or any successor method of publishing stock prices) as of 4:00 p.m. Eastern time on the date as of which any determination of stock value is made. If the Composite Tape (or any successor publication) is not published on that date, the determination will be made on the next preceding date of publication. In the absence of reported Common Stock sales, the Committee will determine Fair Market Value by taking into account all facts and circumstances the Committee deems relevant.

2.15 "Incentive Stock Option" -- an Option described by Code Section 422(b).

2.16 "Nonqualified Option" -- an Option that is not an Incentive Stock Option.

2.17 "Option" -- a right granted under Article 5 to purchase one or more shares of Common Stock.

2.18 "Option Expiration Date" -- the last date, specified in the Option grant, on which an Option may be exercised.

2.19 "Participant" -- an Eligible Employee who has received an award under the Plan.

2.20 "Payment" -- the compensation due a Participant, or Participant's estate, under the Plan on account of a Unit Award.

2.21 "Payment Date" -- the date that a Qualifying Incentive Plan or a Qualifying Supplemental Benefit Plan payment is made (or would have been made if not deferred under Section 9.3).

2.22 "Peer Group" -- a group of companies, selected by the Committee, whose financial performance is compared to CIGNA Corporation's under performance goals established for Strategic Performance Units.

2.23 "Performance Period" -- the period specified by the Committee for which Unit Awards may be made.

2.24 "Performance Points" -- the number of points assigned to a particular year of a Performance Period under Section 10.3.

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2.25 "Plan" -- the CIGNA Long-Term Incentive Plan.

2.26 "Qualifying Incentive Plan" -- any Company bonus plan, short-term or long-term incentive compensation plan or any other incentive compensation arrangement, including the Company's Performance Recognition Award Program.

2.27 "Qualifying Supplemental Benefit Plan" -- any plan of the Company that pays benefits otherwise payable under a tax qualified retirement plan but for legal limitations.

2.28 "Restricted Period" -- the period during which Common Stock is subject to restrictions under Section 7.2.

2.29 "Restricted Stock" -- Common Stock granted under Article 7 that remains subject to a Restricted Period.

2.30 "Retirement" -- a Termination of Employment, after appropriate notice to the Company, (a) on or after age 65 with eligibility for immediate annuity benefits under a qualified pension or retirement plan of the Company, or
     (b) upon such terms and conditions approved by the Committee, or officers of the Company designated by the Board or the Committee.

2.31 "SAR" -- a stock appreciation right granted under Article 6.

2.32 "SEC" -- the Securities and Exchange Commission.

2.33 "Strategic Performance Unit" or "Unit" -- the smallest amount of incentive opportunity available for award to a Participant for a specified
     Performance Period, with a target value of $75.00 per Unit unless a different target value is established by the Committee at the time a Unit Award is made.

2.34 "Subsidiary" -- any corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote, or other equity interest, is directly or indirectly owned by CIGNA Corporation; or a partnership, joint venture or other unincorporated entity of which more than a 50% interest in the capital, equity or profits is directly or indirectly owned by CIGNA Corporation; provided that such corporation, partnership, joint venture or other unincorporated entity is included in the Company's consolidated financial statements under generally accepted accounting principles.

2.35 "Termination for Cause" -- a Termination of Employment initiated by the Company on account of the conviction of an employee of a felony involving fraud or dishonesty directed against the Company.


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2.36 "Termination of Employment" -- the termination of the Participant's  active employment relationship with the Company (unless otherwise expressly provided by the Committee) or a transaction by which the Participant's employing Company ceases to be a Subsidiary.

2.37 "Termination Upon a Change of Control" -- a Termination of Employment upon or within two years after a Change of Control (a) initiated by the Company or a successor other than a Termination for Cause or (b) initiated by a Participant after determining in his reasonable judgment that there has been a material reduction in his authority, duties or responsibilities, any reduction in his compensation, or any change caused by the Company in his office location of more than 35 miles from its location on the date of the Change of Control.

2.38 "Unit  Award"  --  the  assignment  of  a  specific   number  of  Strategic
     Performance Units to an Eligible Employee for a Performance Period.


                                    ARTICLE 3
                                  Participation

3.1 Participation. An Eligible Employee who receives an authorized award under the Plan shall become a Participant upon receipt of the award.

3.2 Directors. Members of the Board who are not employed by the Company are not eligible to participate in the Plan.


                                    ARTICLE 4
                           Authorized Incentive Awards

4.1 Authorized Awards. The Plan's authorized awards are: (a) Options (including Incentive Stock Options); (b) SARs; (c) Restricted Stock; (d) dividend equivalent rights; (e) Common Stock in lieu of cash or other awards payable under a Qualifying Incentive Plan or Qualifying Supplemental Benefit Plan, and
(f) Strategic Performance Units.

4.2 General Powers of the Committee. Subject to the requirements of Delaware law, the Committee may in its sole discretion select Participants and grant them any authorized awards in amounts and combinations, and upon terms and conditions, as it shall determine. No power or authority delegated by the Committee to a designee under the Plan may be exercised (a) to affect the terms and conditions of an award made to anyone subject to the requirements of Section 16(a) of the Exchange Act or (b) as to matters reserved to the Board under the Delaware General Corporation Law.

4.3 General Powers of the CEO. Subject to the requirements of Delaware law, the CEO may in his sole discretion select Participants and grant them any authorized awards in amounts and combinations and upon terms and conditions as he shall


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determine,  subject to the same  limitations and provisions that apply under the
Plan to the Committee, and also subject to the following:

(a) The CEO may not grant any awards to or for the benefit of (1) members of the Board or (2) anyone subject to the requirements of Exchange Act Section 16(a);

(b) The CEO must be a member of the Board when he grants any award under the Plan and must be properly empowered by the Board to grant such award; and

(c) The total number of shares of Common Stock which may be issued pursuant to awards granted under this Section 4.3 is limited to a maximum of 10% of the number of shares of Common Stock authorized to be issued under the Plan.


                                    ARTICLE 5
                                  Stock Options

5.1 General. Subject to any Plan limitations and provisions, the Committee may grant Options to Eligible Employees upon terms and conditions that it may establish, including restrictions on the right to exercise Options.

5.2 Option Price. The exercise price per share of any Option shall not be less than the Fair Market Value on the grant date. The Option price may be paid in cash or, if the Committee so provides, in Common Stock (including Restricted Stock). Common Stock used to pay the Option price shall be valued using the Fair Market Value on the Option exercise date. If the Option price is paid in any number of shares of Restricted Stock:

(a) An equal number of the shares purchased upon the Option exercise shall be Restricted Stock;

(b) The new Restricted Stock shall be subject to restrictions identical to those applicable to the Restricted Stock used to pay the Option price; and

(c) The restrictions shall continue in effect for the remaining part of the Restricted Period applicable to that Restricted Stock.

5.3 Maximum Term. No Option Expiration Date shall be more than 10 years after the Option grant date. Under Section 5.5, an Option may expire earlier than the Option Expiration Date specified in the Option grant.

5.4 Leave of Absence. Unless otherwise expressly provided by the Committee, no Option may be exercised during a leave of absence except to the extent exercisable immediately before the start of the leave. Termination of Employment during a leave of absence shall be treated under Section 5.5 the same as Termination of Employment during a period of active employment.


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5.5      Expiration of Options.

(a) Except as provided elsewhere in Section 5.5, any outstanding Option held by a Participant at Termination of Employment shall expire on the date of Termination of Employment.

(b) Any outstanding Option held by a Participant at Termination Upon a Change of Control shall:

     (1) If granted on or after the Effective Date, become exercisable no later than the date of his Termination of Employment; and

     (2) Expire on the earlier of 3 months from the date of Termination of Employment or the Option Expiration Date.

(c) Any outstanding Option granted on or after February 24, 1999 and held by a Participant at Termination of Employment due to death, Disability, Early Retirement or Retirement shall become or remain exercisable in accordance with the terms and conditions established by the Committee at the time of grant.

(d) Any outstanding Nonqualified Option granted before February 24, 1999 and held by a Participant at Termination of Employment due to death, Disability or Retirement shall become exercisable in accordance with conditions imposed by the Committee, at time of grant or thereafter, and remain fully exercisable until the Option Expiration Date.

(e) The exercise period of any outstanding Nonqualified Option granted before February 24, 1999 and held by a Participant at Termination of Employment due to Early Retirement may, at the sole discretion of the Committee or its designee be extended until a date determined by the Committee or its designee, but not later than the Option Expiration Date.

5.6 Option Replacements; Repricing. Without prior approval of CIGNA Corporation shareholders, the Committee may not cancel a previously granted Option and grant a replacement Option if the new Option exercise price is lower than that of the canceled Option.

5.7 Automatic Option Grants. The Committee may provide that, to the extent a Participant pays the Option price of an Option granted under the Plan in Common Stock, a new Option will automatically be granted to the Participant, subject to the following terms and conditions (and any other terms and conditions the Committee may deem appropriate):

(a) The Option price per share of any new Option shall not be less than the Fair Market Value on the date of the automatic grant;


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(b)  The date of the  automatic  grant of the new  Option  shall be the date the former Option is exercised; and

(c) The term of the new Option shall not extend beyond the Option Expiration Date of the former Option.

5.8 Incentive Stock Options. The following terms and conditions shall apply to any Options granted under the Plan that are identified as Incentive Stock Options.

(a) Incentive Stock Options may be granted only to Eligible Employees who are employed by CIGNA Corporation or a corporation that is either a direct
     Subsidiary or an indirect Subsidiary through an unbroken chain of corporations.

(b)  No Incentive Stock Option may be granted after December 13, 2009.

(c) No Incentive Stock Option may be granted to any person who, at the time of grant, owns (or is deemed to own under Code Section 424(d)) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of CIGNA Corporation or a Subsidiary, unless the Option exercise price is at least 110% of the Fair Market Value of the stock subject to the Option and the Option by its terms is not exercisable after the expiration of five years after the Option grant date.

(d) To the extent that the aggregate Fair Market Value of stock with respect to which the Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000 (taking into account both Common Stock subject to the Incentive Stock Options under this Plan and stock subject to Incentive Stock Options under all other Company plans, if any), such Options shall be treated as Nonqualified Options. For this purpose the Fair Market Value of the stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

(e) Any grant of Incentive Stock Options shall include whatever terms and conditions are required to meet the requirements of Code Section 422.



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                                    ARTICLE 6
                            Stock Appreciation Rights

6.1 General. Subject to Article 6, and upon terms and conditions it may establish, the Committee may grant SARs to Eligible Employees who are granted Options under the Plan.

6.2 Rights and Options. Each SAR shall relate to a specific Option granted under the Plan and may be granted at the same time as the related Option or later.

6.3 Nature of Rights. The SAR shall entitle an Option holder to receive upon exercise of the SAR, without payment to the Company, a number of shares of Common Stock determined by multiplying (a) and (b) and dividing the result by
(c):

(a) Total number of shares subject to the related Option that the Option holder designates for SAR exercise, up to the maximum number he may purchase under the related Option as of the SAR exercise date;

(b) Excess of (1) the Fair Market Value of a share of Common Stock on the SAR exercise date over (2) the Fair Market Value of a share of Common Stock on the grant date of the SAR or the related Option (as specified by the Committee upon grant of the SAR); and

(c)      Fair Market Value of a share of Common Stock on the SAR exercise date.

6.4 Cash Payments. The Committee may provide that, instead of issuing shares upon the SAR exercise, the Company shall pay cash equal to the Fair Market Value, on the SAR exercise date, of some or all the shares that would otherwise be issued upon the SAR exercise.

6.5 Related Options. Shares under an Option shall be used not more than once to calculate a number of shares or cash to be received upon exercise of a related SAR. Upon exercise of an SAR the related Option shall be canceled to the extent of the number of shares used in the calculation under Section 6.3(a). That number of shares will be subtracted from the number of shares available under the Option immediately before the SAR exercise to determine the remaining number of shares, if any, which may be issued upon any future exercise of the related Option or SAR.

6.6 Termination of Employment. A Participant may exercise an SAR after Termination of Employment only to the extent and upon the conditions that related Option may be exercised after Termination of Employment.



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                                    ARTICLE 7
                             Restricted Stock Grants

7.1 General. Subject to any limitations and provisions in the Plan, the Committee may grant Restricted Stock to Eligible Employees upon terms and conditions it may establish. The consideration for a Restricted Stock grant may be solely in the form of the recipient's services rendered to the Company, or it may be any other lawful form of consideration the Committee may determine.

7.2 Restricted Period. Except as provided below, Restricted Stock shall not be sold, transferred, assigned, pledged or otherwise disposed of by the Participant during the Restricted Period established by the Committee. Restricted Stock may be used to pay the exercise price of Options under Section 5.2. The Committee may establish different Restricted Periods and different restriction terms for shares contained in a single Restricted Stock grant.

7.3 Issuance; Voting Rights; Dividends. Restricted Stock granted to a Participant shall be issued by the Company as of the date of the grant. During the Restricted Period, the Participant shall be entitled to vote the shares. The Committee may provide for the current payment of dividends on shares of Restricted Stock to the holders of such shares. Shares issued as a result of stock dividends, splits or reclassifications, to the extent the issued shares relate to Restricted Stock, shall be subject to the same limitations, restrictions and provisions that are applicable to the related Restricted Stock.

7.4      Termination of Employment.

(a) Except as provided below, Restricted Stock (and all related rights) owned by a Participant at Termination of Employment during a Restricted Period shall be forfeited to the Company immediately upon Termination of Employment (unless otherwise expressly provided by the Committee).

(b) If a Participant's Termination of Employment during a Restricted Period is due to Retirement, the Committee or its designee (in the sole discretion of either) may provide before the Participant's Retirement that the Restricted Period applicable to any Restricted Stock owned by the Participant shall lapse immediately upon the Participant's Retirement.

(c) If a Participant's Termination of Employment during a Restricted Period is a Termination Upon a Change of Control or is due to death or Disability, the Restricted Period applicable to any Restricted Stock owned by the Participant shall lapse immediately on date of Termination of Employment.

7.5 Leave of Absence. The Committee shall determine the effect of approved leaves of absence on applicable Restricted Periods. No Restricted Period, however, may lapse during an approved leave of absence unless expressly provided by the Committee.


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                                    ARTICLE 8
                           Dividend Equivalent Rights

8.1 General. Subject to the limitations and provisions of the Plan, the Committee may grant dividend equivalent rights to Eligible Employees upon terms and conditions it may establish. The consideration for stock issued pursuant to dividend equivalent rights may be solely in the form of the recipient's services rendered to the Company, or it may be any other lawful form of consideration as the Committee may determine.

 8.2 Rights and Options. Each right may relate to a specific Option granted under the Plan and may be granted to the Option holder at the same time as the Option grant or later, or each right may be independent of any Option.

8.3 Nature of Rights. The right shall entitle a holder to receive, for a period of time to be determined by the Committee, a payment equal to the quarterly dividend declared and paid by the Company on one share of Common Stock. If the right relates to a specific Option, the period shall not extend beyond the earliest of the date the Option is exercised, the date any related SAR is exercised, or the Option Expiration Date.

8.4 Payments. The Committee shall determine at time of grant whether payment pursuant to a right shall be immediate or deferred and whether made in cash or Common Stock, or a combination of both. If immediate, the Company shall make payments pursuant to each right within 90 days after the Company has paid the quarterly dividend to holders of Common Stock. If deferred, the payments shall accumulate (with interest computed in a manner to be determined by the Committee) until a date or event specified by the Committee and then shall be made within 90 days after the occurrence of the specified date or event, unless the right is forfeited under the terms of the Plan.

8.5 Termination of Employment. Any dividend equivalent right held by a Participant at Termination of Employment for any reason shall be forfeited to the Company immediately upon Termination of Employment, unless otherwise expressly provided by the Committee.





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                                    ARTICLE 9
                      Common Stock in Place of Other Awards

9.1 General. The Committee may grant an Eligible Employee Common Stock (including Restricted Stock) instead of all or a portion (determined by the Committee) of an award otherwise payable under a Qualifying Incentive Plan or Qualifying Supplemental Benefit Plan. The grant shall be for a number of shares of Common Stock that have an aggregate Fair Market Value, determined as of the Payment Date, equal to the amount of the award being replaced by the Common Stock.

9.2 Death; Termination of Employment. Unless the Committee, in its sole discretion, provides otherwise, a Common Stock grant approved under Section 9.1 for a Participant whose Termination of Employment occurs before the Payment Date shall still be granted. If the reason for Termination of Employment is the Participant's death, the grant shall be made to the Participant's spouse (or Participant's estate if there is no surviving spouse).

9.3 Deferral of Payments. A Common Stock grant approved under Section 9.1 shall be deferred if the Participant had elected to defer the underlying award under a Deferred Compensation Plan, subject to the provisions of the Deferred Compensation Plan and Section 10.7(d) of this Plan. Common Stock that would have been issued but for deferral under this provision shall be issued under this Plan at the end of the deferral period.


                                   ARTICLE 10
                           Strategic Performance Units

10.1     Award of Units.

(a) The Committee may in its sole discretion grant Unit Awards to Eligible Employees selected for participation for a Performance Period.

(b) The CEO or his designee may grant a Unit Award to a person who becomes an Eligible Employee during a Performance Period as long as that Unit Award is
     (1) in accordance with guidelines approved by the Committee or (2) subject to ratification by the Committee before any resulting Unit Award Payment is made.

(c) No Eligible Employee may receive more than 100,000 Units during any calendar year.

10.2 Performance Goals; Financial Measures. When the Committee grants Unit Awards for a particular Performance Period, it shall:

(a) Establish in writing the objective performance goals and the financial measurements to be used to measure the Company's performance;


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(b)  Determine  the length of the  Performance  Period and,  if the  performance goals and financial measurements require comparing the Company's financial results to those of a Peer Group, the composition of the Peer Group;

(c) Determine the annual scoring formula or method for assigning Performance Points to each year of the Performance Period; and

(d) Determine the payout formula for converting Performance Points for the Performance Period into the preliminary Unit dollar value.

The financial measurements shall be one or more of the following: return on equity, adjusted return on equity, earnings, revenue growth, expense ratios or other expense management measures and total shareholder return.

10.3 Performance Points. A number of Performance Points will be assigned to each year of a Performance Period under the annual scoring formula or method under
Section 10.2(c). Based upon the Committee's assessment of factors which affected financial results, the Committee may adjust downward the number of Performance Points for each or any year in the Performance Period, but the adjustment shall not exceed 10% of the maximum number of available annual points. The Performance Points for each year of a Performance Period will be added to compute the total number of Performance Points to be used in valuing Units for the entire Performance Period.

10.4  Value  of  Units.  The  number  of  Performance  Points  computed  for the
Performance Period and the Performance Period payout formula under Section 10.2(d) will determine the preliminary dollar value of a Strategic Performance Unit for the Performance Period. The preliminary value may be adjusted downward by the Committee based upon the Committee's evaluation of CIGNA Corporation's strategic accomplishments over the Performance Period. The maximum amount of the downward adjustment per Unit shall not exceed $25.00. The final value of each Strategic Performance Unit shall not exceed $200.00. To the extent required by Code Section 162(m), before Payment of any Unit Award the Committee shall certify in writing that the Unit value for a Performance Period is based on the attainment of the pre-established, objective performance goals for the Performance Period.

10.5     Unit Award Payment.

(a) As soon as practicable after the close of a Performance Period, the Units shall be valued and the Company shall make Payments to Participants with Unit Awards.

(b) A Participant's Unit Award Payment for a Performance Period shall equal the value of one Strategic Performance Unit, determined under Section 10.4, multiplied by the number of Units in the Participant's Unit Award.

(d) Notwithstanding the above, the Committee in its sole discretion may reduce the amount of any Payment to any Participant, eliminate entirely the Payment to any Participant, or defer the Payment until a later date or occurrence of a particular event. The Committee's authority under this
     Section 10.5(c) shall expire immediately upon a Change of Control.

10.6     Eligibility for Payments.

(a) Except for Payments described in Section 10.6 (b) and (c), and except in the event of a Termination Upon a Change of Control, a Participant shall be eligible to receive a Unit Award Payment for a Performance Period only if the Participant has been employed by the Company continuously from the date of Participant's Unit Award through the date of Payment.

(b) For the purposes of this Section 10.6, a leave of absence of less than three months' duration with the approval of the Company is not considered to be a break in continuous employment. In the case of a leave of absence of three months or longer:

     (1) The Committee, based on the recommendation of the CEO, shall determine whether or not the leave of absence constitutes a break in continuous employment for purposes of a Unit Award Payment; and

     (2) If a Participant is on a leave of absence on the date that the Unit Award Payment is to be made, the Committee may require that the Participant return to active employment with the Company at the end of the leave of absence as a condition of receiving the Payment, and any determination as to eligibility for a Payment may be deferred for a reasonable period after such return.

(c) If the employment of a Participant is terminated by reason of Retirement, death or Disability after receipt of a Unit Award but before the related Payment is made, the Committee or its designee shall determine whether a Payment shall be made to or on behalf of such Participant, and whether the Payment, if made, shall be in full or prorated based on factors determined in the sole discretion of the Committee, or its designee. Any such Payment shall be made to the Participant or the Participant's estate.

(d) In the event of a Termination Upon a Change of Control of a Participant after the Participant receives a Unit Award but before the related Payment is made, a Payment in cash shall be made to the Participant within 30 days following the Termination Upon a Change of Control. The amount of the Payment shall equal the total number of Units contained in all Unit Awards held by the Participant as of the date of his Termination Upon a Change of Control multiplied by the greatest of:

     (1)  The Unit target value;

     (2) The highest value established by the Committee for Unit Awards for which any Payments were made to any Participants during the twelve-month period immediately preceding the date of Participant's Termination Upon a Change of Control; or

     (3) The average of the highest values established by the Committee for the last two Unit Awards paid to any Participants before the Participant's Termination Upon a Change of Control.

10.7     Form of Payment.

(a) Except as otherwise provided in Section 10.6(d), Unit Award Payments shall be made in cash, shares of Common Stock (including Restricted Stock), Options or a combination of any of these forms of Payment, as determined by the Committee in its sole discretion.

(b) If a Payment is made wholly or partially in shares of Common Stock, the Payment shall be made in a number of whole shares. That number of shares shall have an aggregate Fair Market Value that most closely approximates, but does not exceed, the dollar amount of the Payment if made in cash.

(c) A Participant's Payment may be deferred under the Deferred Compensation Plan. Common Stock that would have been issued but for deferral under this provision shall be issued under this Plan at the end of the deferral period.

(d) In case of any deferral under Section 9.3 or 10.7(c), the rate of return that may be credited upon the deferred compensation shall comply with requirements under Code Section 162(m), if applicable, so as not to be considered an impermissible increase in compensation.

10.8 Future Unit Award Not Guaranteed. A Unit Award for a Performance Period is not intended to be, or to be construed as, a right to receive another Unit Award in any later Performance Period. A Unit Award for any Performance Period shall be evidenced only by the grant to the Eligible Employee by the Committee (or CEO) of a Unit Award.

                                   ARTICLE 11
                        Shares Authorized under the Plan

11.1 Maximum Number Authorized. The number of shares of Common Stock authorized to be issued pursuant to Options, SARs, rights, grants or other awards under this Plan shall be 25 million. Of that number 15 million shares (after adjustment for a 3-for-1 stock split in May 1998) were authorized by CIGNA Corporation shareholders at the annual shareholders meeting on April 26, 1995, and 10 million shares were authorized by CIGNA Corporation shareholders at the annual shareholders meeting on April 26, 2000. No more than 20% of the number of shares authorized for issuance under the Plan may be awarded or granted under Articles 7, 8, 9 and 10 in the form of Common Stock (including Restricted Stock).


11.2 Maximum Number Per Participant. The aggregate number of shares of Common Stock subject to Options and SARs that may be granted during any calendar year to any individual shall be limited to 2,500,000.

11.3 Unexercised Options, Grant Forfeitures and Options Exercised with Common Stock. There shall be available for further awards under this Plan:

(a) Common Stock under Options granted under the Plan if the Options expire or are canceled or surrendered;

(b) Restricted Stock granted under the Plan if the Restricted Stock is forfeited under Section 7.4 or is otherwise surrendered to the Company before the Restricted Period expires;

(c) Common Stock used by a Participant as full or partial payment to the Company upon exercise of an Option granted under this Plan;

(d) Common Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.

11.4 No Fractional Shares. No fractional shares of Common Stock shall be issued,
accepted  as  payment  of  an  Option   exercise   price  or  remitted  to  meet
tax-withholding obligations under the Plan.

11.5 Source of Shares. Common Stock may be issued from authorized but unissued shares or out of shares held in CIGNA Corporation's treasury, or both.

                                   ARTICLE 12
                             Antidilution Provisions

Except as expressly provided under the Plan, the following provisions shall apply to all shares of Common Stock (including Restricted Stock) authorized for issuance and all Options granted under the Plan:

12.1 Stock Dividends, Splits, Etc. In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock:

(a) The number of authorized shares of Common Stock, and any numerical share limits, under the Plan will be adjusted proportionately; and

(b) There will be a proportionate adjustment in the number of shares of Common Stock subject to unexercised stock Options and related SARs, and in the per share Option exercise price (but without adjustment to the aggregate Option exercise price) and in the number of shares of Restricted Stock outstanding.

12.2 Merger, Exchange or Reorganization. If the outstanding shares of Common Stock are changed or converted into, exchanged or exchangeable for, a different number or kind of shares or other securities of CIGNA Corporation or of another corporation, by reason of a reorganization, merger, consolidation, reclassification or combination (an "Event"), appropriate adjustment shall be made by the Committee in the number of shares and kind of Restricted Stock and Common Stock for which Options, SARs and other rights may be or may have been awarded under this Plan, so that the proportionate interests of Participants shall be maintained as before the Event. However, in case of any contemplated Event which may constitute a Change of Control, the Committee, with the approval of a majority of the members of the Board who are not then Participants, may modify any and all outstanding Restricted Stock, Options, SARs and other rights (except those deferred under Section 9.3), so as to accelerate, as a consequence of or in connection with the Event, the vesting of a Participant's right to exercise any such Options or SARs or the lapsing of the Restricted Periods for shares of Restricted Stock or the accelerated payment of any deferred dividend equivalent rights.


                                   ARTICLE 13
                             Administration of Plan

13.1 General Administration. The Plan shall be administered by the Committee, subject to any requirements for review and approval by the Board that the Board may establish.

13.2 Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations relating to this Plan, to interpret the Plan and to rule on any questions relating to any of its provisions, terms and conditions.

13.3 Committee Members Not Eligible. No member of the Committee shall be eligible to participate in this Plan.

13.4 Decisions Binding. All decisions of the Committee concerning this Plan shall be binding on CIGNA Corporation and its Subsidiaries and their respective boards of directors, and on all Eligible Employees, Participants and other persons claiming rights under the Plan.


                                   ARTICLE 14
                                   Amendments

All amendments to this Plan shall be in writing and shall be effective when approved by the Board. A Plan amendment shall not be effective without the prior approval of CIGNA Corporation shareholders if necessary under Internal Revenue Service or SEC regulations, or the rules of the New York Stock Exchange or any applicable law. The Board may make any changes required to conform the Plan and Option agreements or grants with applicable Code provisions and regulations relating to Incentive Stock Options. Unless otherwise expressly provided by an amendment or the Board, no amendment to this Plan shall apply to grants of Options, SARs, other rights or Restricted Stock made before the effective date of the amendment. To the extent any provision of this Plan (as amended and restated as of January 1, 2000) amends any provision of the Plan as in effect before the Effective Date, however, unless otherwise expressly provided the amendments shall apply to grants made before the Effective Date. Otherwise, a Participant's rights under any Plan grants or awards, including any rights under paragraph 10.6(d), and a transferee's rights relating to any transferred derivative securities, may not be abridged by any amendment, modification or termination of the Plan without his individual consent.


                                   ARTICLE 15
                                Other Provisions

15.1 Effective Date. The Plan as amended and restated is effective as of January 1, 2000, subject to approval by the shareholders of CIGNA Corporation.

15.2 Duration of the Plan. The Plan shall remain in effect until all Options and rights granted under the Plan have been satisfied by the issuance of Common Stock or terminated under the terms of this Plan, all Restricted Periods applicable to Restricted Stock granted under the Plan have lapsed, and all Performance Periods related to Unit Awards granted under the Plan have expired, and all related Unit Award Payments have been made.

15.3 Early Termination. Notwithstanding Section 15.2, the Board may terminate this Plan at any time; but no such action by the Board shall adversely affect the rights of Participants which exist under this Plan immediately before its termination.

15.4 General Restriction. No Common Stock issued pursuant to this Plan shall be sold or distributed by a Participant until all appropriate listing, registration and qualification requirements and consents and approvals have been obtained, free of any condition unacceptable to the Board. In no event shall the value, amount or form of consideration for any award under the Plan be less than the value or amount, or in other than the form, required by applicable Delaware law.

15.5     Awards Not Assignable.

(a)  No derivative  security (as defined in rules promulgated under Exchange Act
     Section 16), including any right to receive Common Stock (such as Options, SARs or similar rights) or any right to payment under the Plan, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect. Any right to receive Common Stock or any other derivative security (including Options, SARs or similar rights) shall be exercisable during a Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

(b) Notwithstanding Section 15.5(a), the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant) derivative securities (other than Incentive Stock Options) which may be transferred without consideration by the Participant during his lifetime to any member of his immediate family, to a trust established for the exclusive benefit of one or more members of his immediate family, to a partnership of which the only partners are members of his immediate family, or to such other person as the Committee shall permit. In the case of a grant, the written documentation containing the terms and conditions of such derivative security shall state that it is transferable, and in the case of an amendment to an existing grant, such amendment shall be in writing. A derivative security transferred as contemplated in this Section 15.5(b) may not be subsequently transferred by the transferee except by will or the laws of descent and distribution and shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant. The Committee, in its sole discretion at the time the transfer is approved, may alter the terms and limitations of the relevant grant and establish such additional terms and conditions as it shall deem appropriate. As used in this subparagraph, "immediate family" shall mean, as to any person, a spouse, any child, stepchild or grandchild, and shall include relationships arising from legal adoption.

15.6 Withholding Taxes. Upon the exercise of any Option or SAR, the vesting of any Restricted Stock, or payment of any award described in Section 4.1(d), (e) or (f), or upon the exercise of an Incentive Stock Option prior to the satisfaction of the holding period requirements of Code Section 422, the Company shall have the right at its option to:

(a) require the Participant (or personal representative or beneficiary) to remit an amount sufficient to satisfy applicable federal, state and local withholding taxes; or

(b) deduct from any amount payable the amount of any taxes the Company may be required to withhold because of the transaction.

The Committee may require or permit the Participant to remit all or part of the required withholding amount in Common Stock (other than Restricted Stock). The remitted Common Stock may be shares deliverable to the Participant because of the transaction giving rise to the withholding obligation (in which case the number of shares of Common Stock delivered to a Participant shall be reduced by the number of shares so remitted) or shares the Participant has owned without restriction for at least six months as of the date the withholding obligation arises. If the Committee permits a Participant to elect to remit Common Stock, the election shall be made on or before the date the withholding obligation arises and be subject to the disapproval of the Committee. The Committee may establish any additional conditions it deems appropriate. The value of any remitted Common Stock shall be its Fair Market Value as of the date the withholding obligation arises.

15.7 Book Entry; Certificates. A book entry shall be made in the electronic share ownership records maintained by the Company or the Company's transfer agent as evidence of the issuance of Common Stock to a Participant (or beneficiary) upon a Restricted Stock grant, the exercise of an Option or any other grant or payment of Common Stock under the Plan. The Company or its transfer agent shall deliver to any Participant (or beneficiary), upon his request and subject to his compliance with applicable administrative procedures the Company or its transfer agent may establish, a certificate for any of the shares evidenced by book entry. A certificate for Restricted Stock, however, will not be delivered until the applicable Restricted Period has expired.

15.8 Participant's Rights Unsecured. The right of any Participant to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.

15.10 Termination of Employment. The Company retains the right to terminate the employment of any employee at any time for any reason or no reason, and an award or grant under the Plan to an Eligible Employee is not, and shall not be construed in any manner to be, a waiver of that right.

15.11 Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of CIGNA Corporation, shall assume the liabilities of CIGNA

Corporation under this Plan and perform any duties and responsibilities in the same manner and to the same extent that CIGNA Corporation would be required to perform if no such succession had taken place.

15.12 Construction. The terms used in this Plan shall include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires.































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